January 11, 2018

Dear Fellow HomeStreet Shareholders:

In recent weeks, you have likely seen materials from Blue Lion Capital (BLC) and its principal Charles W. Griege, Jr. seeking representation on HomeStreet’s Board of Directors and urging changes to our strategy and operations.

Earlier today, following a unanimous recommendation against his appointment by HomeStreet’s Human Resources and Corporate Governance Committee, the Board of Directors unanimously voted to decline Mr. Griege’s request to join the Board.

The Board has sought to work constructively with BLC. Over the past two months, our directors and senior management have engaged with Mr. Griege on numerous occasions in order to better understand his positions and objectively evaluate his observations on our business strategy. BLC presented to the full Board on December 21, 2017. On January 8, 2018, the Human Resources and Corporate Governance Committee along with the lead independent director of the Board met with Mr. Griege for several hours to interview him as a director candidate. Following an extensive review of his experience and qualifications, including his responses to our standard director questionnaire, the Committee concluded his appointment is not in the best interest of all shareholders.

Our Board of Directors values shareholder feedback. It helps inform our discussions and ongoing assessment of corporate strategy. We continue to be open to constructive dialogue with BLC going forward. After a careful assessment of Mr. Griege’s analysis of our business strategy, however, the Board concluded the issues of greatest concern regarding the operating efficiency of our bank are best addressed with the Company’s current strategic plan, which has produced extraordinary growth and shareholder value since our IPO in 2012 and transformed HomeStreet from a troubled thrift into a regional community bank with a diversified array of products and services.

We value your investment in HomeStreet, and look forward to continuing our discussions with you in the coming weeks.

Mark K. Mason, Chairman, President and Chief Executive Officer
HomeStreet, Inc.

Important Additional Information
HomeStreet, Inc. (“HMST” or the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2018 annual meeting of shareholders. The Company intends to file a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock, restricted stock units and options is included in the Company’s SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website www.homestreet.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2017 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 annual meeting of shareholders. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.homestreet.com in the section “Investor Relations.”
Forward-looking Statements
This news release, as well as other information provided from time to time by HMST's or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current beliefs, expectations and intentions regarding future events. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). These forward-looking statements involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time of this release and the Company does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the SEC. Please refer to the risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent annual, periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC. Any forward-looking statement made by the Company in this news release speaks only as of the date on which it is made.